UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2015

Conn’s, Inc.

(Exact name of registrant as specified in its charter)

1-34956

(Commission

File Number)

Delaware	06-1672840
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4055 Technology Forest Blvd., Suite 210

The Woodlands, Texas 77381

(Address of principal executive offices) (Zip Code)

(936) 230-5899

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated Credit Facility

On October 30, 2015, Conn’s, Inc. (the “Company”) entered into the Third Amended and Restated Loan and Security Agreement with Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers, certain banks and financial institutions named therein, as lenders, and Bank of America N.A., in its capacity as agent for lenders (the “Amended Credit Facility”) that provides for an $810 million asset-based revolving credit facility under which availability is subject to a borrowing base. The Amended Credit Facility amended and restated the Company’s existing asset-based revolving credit facility to make various changes, including the following:

•	an extension of the maturity date from November 25, 2017 to October 30, 2018;

•	a modification of the method by which the applicable margin is calculated to be based on quarterly average net availability under the borrowing base, with the applicable margin ranging from 2.50% to 3.00% for LIBOR loans and from 1.50% to 2.00% for base rate loans;

•	an increase in the maximum total leverage ratio covenant (ratio of total liabilities less the sum of qualified cash and ABS qualified cash to tangible net worth) from 2.0x to 4.0x;

•	the addition of a new maximum “ABS excluded” leverage ratio covenant (ratio of total liabilities (excluding liabilities under the Company’s existing securitization transaction and other permitted securitization transactions) less qualified cash to tangible net worth) of 2.0x;

•	the replacement of the fixed charge coverage ratio covenant with a minimum interest coverage ratio covenant of 2.0x;

•	a reduction in the maximum accounts receivable advance rate from 80% to 75%;

•	the inclusion of a fourth quarter seasonal step-down in the cash recovery covenant from 4.5% to 4.25%;

•	an increase the maximum inventory component of the borrowing base from $100 million to $175 million;

•	modifications of the conditions for repurchases of the Company’s common stock, including changes in the liquidity test and the elimination of the fixed charge coverage ratio test;

•	the inclusion of a new liquidity test for repurchases and redemptions of the Company’s debt; and

•	modifications of the ability of the Company to effect future securitizations of its customer receivables portfolio, including removing the consent rights of the lenders and establishing set criteria for permitted securitizations.

The Amended Credit Facility will continue to provide for a $40 million sub-facility for letters of credit. The Amended Credit Facility provides funding based on a borrowing base calculation that includes customer accounts receivable and inventory. The borrowers’ obligations under the Amended Credit Facility will continue to be guaranteed by the Company and certain of its subsidiaries. The obligations of the borrowers and guarantors under the Amended Credit Facility also continue to be secured by substantially all assets of the Company, the borrowers and its guarantor subsidiaries.

In addition to the financial covenants referred to above, the Amended Credit Facility continues to place restrictions on the ability of the Company and its subsidiaries to incur additional indebtedness, grant liens on their assets, make capital expenditures, make distributions on equity interests, make investments, dispose of assets, make loans, pay other indebtedness, engage in mergers, enter into transactions with affiliates, engage in different lines of business and other matters. As with our previous credit facility, the Amended Credit Facility also contains (i) customary default provisions, which, if triggered, could result in acceleration of all amounts outstanding under the Amended Credit Facility; and (ii), customary cross-default provision, such that any default under another of the Company’s debt agreements relating to indebtedness in excess of $10 million (to the extent the holders have the ability to accelerate that other indebtedness) would result in an event of default under the Amended Credit Facility.

As of September 30, 2015, on a proforma basis after giving effect to the amendments in the Amended Credit Facility, the Company had immediately available borrowing capacity of approximately $269.3 million under the Amended Credit Facility (net of standby letters of credit issued) for working capital and other general corporate purposes. The Amended Credit Facility provides for letters of credit to be available to the borrowers under the Amended Credit Facility to support obligations incurred in the ordinary course of business or as otherwise reasonably approved by the administrative agent.

Supplemental Indenture

On October 30, 2015, the Company entered into a Second Supplemental Indenture (the “Supplemental Indenture”) to the Senior Notes Indenture (as amended and restated, the “Indenture”), dated July 1, 2014, by the Company, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee. The Indenture governs the Company’s outstanding 7.250% Senior Notes due 2022 (the “Notes”).

The Supplemental Indenture changes the restricted payments provisions under the Indenture by (a) amending, from May 1, 2014 to November 1, 2015, the beginning of the accounting period from which consolidated net income is calculated for purposes of determining the size of the “builder basket” or “restricted payment basket” exception to the restricted payments limitation and (b) increasing, from $75.0 million to $375.0 million, the dollar threshold exception to the restricted payments limitation (collectively, the “Indenture Amendments”). The Indenture Amendments were approved by the holders of a majority in principal amount of the Notes through the Company’s consent solicitation that was completed on October 29, 2015. The Company will pay an aggregate consent fee to the consenting holders of the Notes of approximately $3.8 million. Such fees will be deferred and amortized over the remaining life of the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On November 2, 2015, the Company issued a press release announcing the closing of the Amended Credit Facility, the adoption of the Supplemental Indenture and the approval of an additional $100 million share repurchase program. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

None of the information contained in Item 7.01 or Exhibit 99.1 of this Form 8-K shall be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and none of it shall be incorporated by reference in any filing under the Securities Act of 1933, as amended. Furthermore, this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*†	Third Amended and Restated Loan and Security Agreement, dated October 30, 2015, by and among the Company, as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers, certain banks and financial institutions named therein, as lenders, and Bank of America N.A., in its capacity as agent for lenders.

10.2*†	Omnibus Amendment and Reaffirmation of Existing Ancillary Documents, dated as of October 30, 2015, by and among the Company, Conn Appliances, Inc., Conn Credit I, LP, and Conn Credit Corporation, Inc., the guarantors party thereto and Bank of America, N.A., in its capacity as agent for lenders.

10.3*	Second Supplemental Indenture, dated October 30, 2015, by and among the Company, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1**	Press Release dated November 2, 2015.

*	Filed herewith
**	Furnished herewith
†	The schedules to these documents have been omitted pursuant to Item 601(b) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

By:	/s/ Thomas R. Moran
Name:	Thomas R. Moran
Title:	Executive Vice President and Chief Financial Officer

Dated: November 2, 2015

Exhibit Index

Exhibit No.	Description

10.1*†	Third Amended and Restated Loan and Security Agreement, dated October 30, 2015, by and among the Company, as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers, certain banks and financial institutions named therein, as lenders, and Bank of America N.A., in its capacity as agent for lenders.

10.2*†	Omnibus Amendment and Reaffirmation of Existing Ancillary Documents, dated as of October 30, 2015, by and among the Company, Conn Appliances, Inc., Conn Credit I, LP, and Conn Credit Corporation, Inc., the guarantors party thereto and Bank of America, N.A., in its capacity as agent for lenders.

10.3*	Second Supplemental Indenture, dated October 30, 2015, by and among the Company, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1**	Press Release dated November 2, 2015.

*	Filed herewith
**	Furnished herewith
†	The schedules to these documents have been omitted pursuant to Item 601(b) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.